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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)

                                January 26, 2000


                         COMMUNITY FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

                                    Tennessee
                 (State or other jurisdiction of incorporation)

                    0-28496                          62-1626938
             (Commission File No.)        (IRS Employer Identification No.)


401 Church Street, Nashville, Tennessee 37219
(Address of principal executive offices)

615/271-2000
(Registrant's telephone number, including area code)





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ITEM 5.    OTHER EVENTS



The Registrant's Board of Directors has approved the reinstatement of its Stock Repurchase Plan. The Plan, initially adopted in March of 1999, authorized the purchase of up to 400,000 shares of the Registrant's Common Stock on the open market or in privately negotiated transactions as conditions warrant. As of December 31, 1999, the Company had repurchased 304,500 shares. The reinstated plan authorizes the completion of the purchase of 400,000 shares by purchasing up to an additional 95,500 shares. The Repurchase Plan is effective until March 31, 2000. As of December 31, 1999, the Company had 3,938,640 shares outstanding.

This filing, including exhibits, may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act. The accuracy of such forward looking statements could be affected by such factors as, including, but not limited to, the financial success or changing strategies of the Company's customers, actions of government regulators, or general economic conditions.

The news of this event was released on January 26, 2000, as evidenced by Exhibit 99(a) to this Form 8-K.




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ITEM 7.  EXHIBITS

Additional Exhibits:
                           News Release dated 1/26/00







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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   COMMUNITY FINANCIAL GROUP, INC.




Date:   1/26/00                    /s/ Mack S. Linebaugh, Jr.
        -------                    ------------------------------
                                   Mack S. Linebaugh, Jr.
                                      Chairman, President
                                      and Chief Executive Officer